UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

July 12, 2010	000-52641
Date of Report (Date of earliest event reported)	Commission File Number

INFRASTRUCTURE MATERIALS CORP.
 (Exact name of registrant as specified in its charter)

Delaware	98-0492752
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1135 Terminal Way, Suite 207B Reno, NV 89502 USA
(Address of Principal Executive Offices) (Zip Code)

775-322-4448

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Contract

On July 14, 2010, Infrastructure Materials Corp. (the “Company”) posted a reclamation bond (the “Bond”) in the amount of $240,805 with the United States Bureau of Land Management (the “BLM”) in connection with a plan of operations (the “Plan of Operations”) the Company submitted to the BLM regarding a proposed exploratory drilling program on 301 limestone mineral claims located in Lincoln County, Nevada (commonly referred to by the Company as the “Blue Nose Project”). The Bond backs the Company’s obligations under the Plan of Operations to restore the site and correct environmental damage (if any) caused by the Company’s activities on the Blue Nose Project. For more information regarding the Plan of Operations, see Item 8.01-“Other Events,” herein.

Item 8.01	Other Events

On July 12, 2010, the BLM approved the Company’s Plan of Operations for the Blue Nose Project.  Under the Plan of Operations, the Company will conduct approximately 35 days of grid drilling to depths ranging between 300 and 1200 feet. Drilling is expected to begin at the end of July 2010. The Plan of Operations also includes road building and blasting.

Item 9.01	Exhibits

99.1	Press Release of Infrastructure Materials Corp., dated July 19, 2010, entitled “Blue Nose Plan of Operations Approved.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFRASTRUCTURE MATERIALS CORP.

July 19, 2010		/s/ Anne Macko
	Name:	Anne Macko
	Title:	Secretary